Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 to Form S-1 Registration Statement, of our report dated March 20, 2009, relating to the financial statements of United States Gasoline Fund, LP as of December 31, 2008 and 2007 and for the periods then ended, and to the reference to our Firm as  “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado April 10, 2009